Exhibit 99



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 11-K for The Kansas City Southern Railway Company Union 401(k) Plan (the "Plan") for the fiscal year ending December 31, 2003 and 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Eric B. Freestone, Vice President Human Resources of Kansas City Southern (the "Company", which is Plan Administrator), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

June 28, 2004

                                       /s/  Eric B. Freestone
                                       -----------------------------------------
                                            Eric B. Freestone
                                            Vice President Human Resources

A signed original of this written statement required by Section 906 has been provided to The Kansas City Southern Railway Company Union 401(k) Plan and will be retained by The Kansas City Southern Railway Company Union 401(k) Plan and furnished to the Securities and Exchange Commission or its staff upon request.